                            AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 9, 1998, by and among THERMOVIEW INDUSTRIES, INC. ("Parent"), a Delaware corporation having its principal office located in Louisville, Kentucky; THERMOVIEW/AHR MERGER CORP. ("Sub"), a California corporation having its principal office located in Louisville, Kentucky; AMERICAN HOME REMODELING ("AHR"), a California corporation, and PACIFIC EXTERIORS, INCORPORATED ("PEI"), a California corporation (AHR and PEI are sometimes hereinafter referred to collectively as "Companies" and individually as "Company"), each having its principal office located in Van Nuys, California; and the shareholders of Companies identified on SCHEDULE
6.1 hereto (each a "Shareholder" and collectively the "Shareholders").

                                      PREAMBLE

       The Boards of Directors of each Company, Sub and Parent are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of Companies by Parent pursuant to the merger of Companies with and into Sub. At the Effective Time of the Merger, the outstanding shares of the capital stock of Companies shall be converted into the right to receive shares of the common stock of Parent (except as provided herein). As a result, shareholders of Companies shall become shareholders of Parent. Also at the Effective Time of the Merger, Companies shall cease to exist by operation of law and the business formerly conducted by Companies shall thereafter be conducted by and in the name of Sub. The transactions described in this Agreement are subject to receipt of required regulatory consents and approvals and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a), including Section 368(a)(1)(A) and (a)(2)(D), of the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes.

       NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

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                                       ARTICLE 1

                          TRANSACTIONS AND TERMS OF MERGER

       1.1 MERGER. Subject to the terms and conditions of this Agreement and the provisions of the Agreement of Merger attached as EXHIBIT A (the "Agreement of Merger"), at the Effective Time, Companies shall be merged with and into Sub in accordance with the applicable provisions of the California General Corporation Law ("CGCL") and with the effect provided in the CGCL (the "Merger"). Sub shall be the surviving corporation resulting from the Merger and shall be a wholly-owned subsidiary of Parent and shall continue to be governed by the laws of the State of California. The Merger shall be consummated pursuant to the terms of this Agreement and the Agreement of Merger, which have been approved and adopted by the respective Boards of Directors of Companies, Sub and Parent, by the Shareholders as the only shareholders of Companies, and by Parent, as the sole shareholder of Sub.

       1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date hereof. The Closing shall be held at the offices of Gordon Benson, Esq., 16830 Ventura Boulevard, Suite 500, Encino, California 91436.

       1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective at 11:59 P.M. P.D.T. (the "Effective Time") on the date of filing of the Agreement of Merger (the "Effective Date").

                                      ARTICLE 2

                                  TERMS OF MERGER

       2.1    CHARTER.

              The Articles of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the surviving corporation resulting from the Merger until otherwise amended or repealed.

       2.2    BYLAWS.

              The Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the surviving corporation resulting from the Merger until otherwise amended or repealed.

       2.3    DIRECTORS AND OFFICERS.

              The directors of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the

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surviving corporation resulting from the Merger from and after the Effective
Time in accordance with the Bylaws of such corporation. The officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the surviving corporation resulting from the Merger from and after the Effective Time in accordance with the Bylaws of such corporation.

       2.4 CERTAIN CLOSING DELIVERIES. In connection with the Closing, each of Parent, Companies and the Shareholders agrees to execute and deliver to each other party the following:

                     (a) Sub and each of Harinder S. Ahuja and Alan B. Fishman shall have executed and delivered to the other an Employment Agreement, which shall be in the form of EXHIBIT B.

                     (b) Parent and each of the Shareholders shall have executed and delivered to the other a Noncompetition Agreement, which shall be in the form of EXHIBIT C.

                     (c) Parent and each of the Shareholders shall have executed and delivered to the other a Registration Rights Agreement, which shall be in the form of EXHIBIT D.

                     (d) Parent and each of the Shareholders shall have executed and delivered to the other an Escrow Agreement, which shall be in the form of EXHIBIT E.

                     (e) Parent shall have executed and delivered to Shareholders' Agent a Promissory Note, which shall be in the form of EXHIBIT F.

                                      ARTICLE 3

                            MANNER OF CONVERTING SHARES

       3.1    CONVERSION OF SHARES.  Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Companies, Sub or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                     (a) Each share of $.001 par value common stock of Parent ("Parent Common Stock") and any other class or series of capital stock of Parent (collectively, "Parent Capital Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                     (b) Each share of the no par value common stock of Sub ("Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

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                     (c)    Each share of AHR Common Stock, defined in
Section 5.4 below, (excluding shares held by either Company or Parent or any of its subsidiaries) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for (i) the right to receive 4.03362 shares of Parent Common Stock (the "AHR Firm Exchange Ratio"), (ii) the right (subject to the provisions of
Section 4.3) to receive 3.666915 shares of Parent Common Stock (the "AHR Escrow Exchange Ratio"), (iii) the right to receive $37.125 and (iv) the right to receive up to $33.75, represented by the Promissory Note.

                     (d)    Each share of PEI Common Stock, defined in
Section 5.4 below, (excluding shares held by either Company or Parent or any of its subsidiaries) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for (i) the right to receive .39838 shares of Parent Common Stock (the "PEI Firm Exchange Ratio"), (ii) the right (subject to the provisions of
Section 4.3) to receive .3622 shares of Parent Common Stock (the "PEI Escrow Exchange Ratio"), (iii) the right to receive $3.66 and (iv) the right to receive up to $3.33, represented by the Promissory Note.

       3.2 ANTI-DILUTION PROVISIONS. In the event Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the AHR and PEI Firm and Escrow Exchange Ratios shall be proportionately adjusted.

       3.3 SHARES HELD BY COMPANIES OR PARENT. Each of the shares of Company Common Stock held by either Company or Parent or any of its subsidiaries shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

       3.4    DISSENTING SHAREHOLDERS.

       Each of the Shareholders agrees that he will not seek to assert dissenters' rights to which such Shareholder otherwise would be entitled under the applicable provisions of the CGCL.


       3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the market value of one share of Parent Common Stock at the Effective Time. The market value of one share of Parent Common Stock at the Effective Time shall be the highest bid price of such common stock as quoted by the National Association of Securities Dealers (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Parent) on the last trading day preceding the Effective Time. No such holder will be

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

entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

       3.6 POST-CLOSING EARN-OUT. The Shareholders shall be entitled to receive post-closing earn-outs as set forth on SCHEDULE 3.6.

                                    ARTICLE 4

                                 EXCHANGE OF SHARES

       4.1 EXCHANGE PROCEDURES. At the Closing (or as soon as reasonably practicable thereafter), each holder of shares of Company Common Stock (other than shares to be canceled pursuant to Section 3.3) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to Parent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. To the extent required by Section 3.5, each holder of shares of Company Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Parent Common Stock to which such holder may be otherwise entitled (without interest). Parent shall not be obligated to deliver the consideration to which any former holder of Company Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Company Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Company Common Stock so surrendered shall be duly endorsed as Parent may require.

       4.2 RIGHTS OF FORMER SHAREHOLDERS. At the Effective Time, the stock transfer books of each Company shall be closed as to holders of Company Common Stock immediately prior to the Effective Time and no transfer of Company Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each certificate theretofore representing shares of Company Common Stock (other than shares to be canceled pursuant to Section 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 in exchange therefor, subject, however, to each Company's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by either Company in respect of such shares of Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Company Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section

4.1. However, upon surrender of such Company Common Stock certificate, both the Parent Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

       4.3 ESCROW SHARES. At the Closing, an aggregate of 162,974 shares of Parent Common Stock shall be issued by Parent in the names of the Shareholders and held by the Escrow Agent pursuant to the terms of the Escrow Agreement (the "Escrow Shares").

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF COMPANIES

       Companies hereby represent and warrant to Parent as follows:


       5.1 ORGANIZATION AND QUALIFICATION. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each Company is qualified to do business as a foreign corporation and is in good standing in the states set forth on SCHEDULE 5.1. The nature of the business of Companies does not require Companies to be licensed or qualified in any other jurisdiction. Each Company has made available to Parent complete and correct copies of the Articles of Incorporation and By-laws of such Company as currently in effect.

       5.2 CORPORATE POWER AND AUTHORITY. Each Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted. Each Company (a) has the corporate power and authority to execute, deliver and perform this Agreement and the Exhibits and to deliver the Schedules hereto and the other documents and instruments contemplated hereby (collectively this Agreement, the Exhibits and Schedules hereto, and the other documents and instruments contemplated hereby shall constitute the "Documents") and to consummate the transactions contemplated hereby and thereby and (b) has taken all necessary corporate and shareholder action to authorize and approve the execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Documents have been duly and validly executed and delivered by each Company and constitute valid and binding obligations of such Company, enforceable against such Company in accordance with their terms.

       5.3 FOREIGN PERSON. Neither Company is a foreign person as that term is defined in Section 1445(f)(3) of the Code and applicable regulations.

       5.4 CAPITALIZATION. Authorized capital of the Companies is as follows: (a) AHR has authorized capital consisting of 100,000 shares of common stock, with no par value per share, of which 40,000 shares are issued and outstanding and no shares are held as treasury stock (the "AHR Common Stock"); and (b) PEI has authorized capital consisting of 100,000 shares of common stock, with no par value per share, of which 45,000 shares are issued and outstanding

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

and no shares are held as treasury stock (the "PEI Common Stock"), and (the AHR Common Stock and the PEI Common Stock are sometimes hereinafter referred to collectively as the "Company Common Stock"). All of the outstanding shares of each Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of either Company has been issued in violation of any preemptive right. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of either Company, other than as contemplated by this Agreement.

       5.5 SUBSIDIARIES AND INVESTMENTS. Neither Company has any subsidiaries nor owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity.

       5.6 BOOKS AND RECORDS. The minute books of each Company, which have been and will be made available to Parent and its representatives, contain accurate records of all meetings of and corporate actions or written consents by the shareholders and Board of Directors of each Company set forth in such minute books. Neither Company has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of either Company.

       5.7 FINANCIAL STATEMENTS. AHR has previously furnished to Parent, and attached hereto as SCHEDULE 5.7 are, the balance sheets of AHR as at December 31, 1997 and 1996, the related statement of profits and losses for the fiscal year ended December 31, 1997 and 1996 and the balance sheet (the "AHR Balance Sheet") of AHR as at June 15, 1998 (the "Balance Sheet Date") and the related statement of profits and losses for the five and one-half
(5 1/2) months then ended. PEI has previously furnished to Parent, and attached hereto as SCHEDULE 5.7 are, the balance sheet of PEI (the "PEI Balance Sheet") as at the Balance Sheet Date and the related statement of profits and losses for the five and one-half (5 1/2) months then ended. All such financial statements (the "Financial Statements") are true, complete and correct and were prepared from the books and records of each Company. Such books and records are true, complete and correct in all material respects, accurately reflect all transactions of the business of each Company, and have been made available to Parent for examination. The Financial Statements fairly present the financial position of each Company as of the dates thereof. Since the Balance Sheet Date, (i) there has been no change in the assets, liabilities or financial condition of either Company from that reflected in the Balance Sheet except for changes in the ordinary course of business consistent with past practice and which have not been materially adverse, and (ii) none of the business, prospects, financial condition, operations, property or affairs of either Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. Each Company has disclosed to Parent all material facts relating to the preparation of the Financial Statements.

       5.8    Employment and Labor Matters.

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

                     (a) SCHEDULE 5.8 lists all employees and officers of each Company on the date hereof, along with the amount of the current annual salaries and total compensation paid or due for services to each employee or officer for the most recent fiscal year end and the year to date, and a full and complete description of any commitments to such employees and officers with respect to compensation payable thereafter. To the best knowledge of each Company, no key employee or group of employees has any plans to terminate employment with either Company.

                     (b) Neither Company is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and neither Company has any knowledge of any attempt to organize either Company's employees by any Person, unit or group seeking to act as their bargaining agent. There are no pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by either Company. No union representation election relating to employees of either Company has been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of either Company's employment policies or practices by any governmental agency or authority pending or threatened. Neither Company is currently, or has it been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of either Company. Neither Company has experienced any material work stoppages, and to the best knowledge of each Company, no work stoppage is planned.

       5.9    REAL PROPERTY.  Neither Company owns any real property.

       5.10   POWERS OF ATTORNEY; ABSENCE OF LIMITATIONS ON COMPETITION;
              GUARANTEES.

       Except as set forth in SCHEDULE 5.10, (i) no power of attorney or similar authorization given by either Company presently is in effect or outstanding; (ii) no contract or agreement to which either Company is a party or is bound or to which either Company's properties or assets are subject limits the freedom of such Company to compete in any line of business or with any Person; and (iii) neither Company is a party to or bound by any guarantee of any debt or obligation of any other Person.


       5.11 SIGNIFICANT SUPPLIERS. Set forth on SCHEDULE 5.11 is a true and correct list of each Company's largest suppliers for the most recent twelve (12) month period ending December 31, 1997 and for the five and one-half (5 1/2) month period ending June 15, 1998, together with the amount attributable to such suppliers expressed in dollars and as a percentage of total supplies purchased. None of the suppliers identified on SCHEDULE 5.11 has terminated, materially reduced or threatened to terminate or materially reduce its supplies to each Company during the period covered by such schedule.

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       5.12   GOVERNMENTAL APPROVALS.  Except as set forth on SCHEDULE 5.12, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by each Company of this Agreement.

       5.13 VALIDITY, ETC. Except as set forth on SCHEDULE 5.13, neither the execution and delivery of this Agreement or the other Documents, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement or the other Documents in compliance with the terms and conditions hereof and thereof by either Company will (i) violate, conflict with or result in any breach of any trust agreement, Articles of Incorporation, bylaw, judgment, decree, order, statute or regulation applicable to either Company, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of either Company or increase or otherwise affect the obligations of either Company under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to either Company or to such Company's ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to Parent, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either Company.

       5.14   ABSENCE OF ADVERSE CHANGE; CONDUCT OF BUSINESS.

       During the period from the Balance Sheet Date to and including the date of this Agreement, except as set forth on SCHEDULE 5.14, neither Company has (i) borrowed or agreed to borrow any material amount of funds or incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), or guaranteed or agreed to guarantee any obligations of others, (ii) canceled any indebtedness owing to it or any claims that it might have possessed, waived any material rights of substantial value or sold, leased, encumbered, transferred or otherwise disposed of, or agreed to sell, lease, encumber, or otherwise dispose of its assets or permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) made any capital expenditure or commitment therefor, (iv) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (v) increased its indebtedness for borrowed money, or made any loan to any Person, (vi) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, (vii) made any material change in any method of accounting or auditing practice, (viii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner, or
(ix) agreed, whether or not in writing, to do any of the foregoing.

       5.15 CERTAIN PRACTICES. Neither Company, none of its respective directors or officers, or to the best knowledge of either Company, any of such Company's employees has, directly or

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indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of either Company or any subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

       5.16   COMPLIANCE WITH LAW; LICENSES AND PERMITS.

       Except as set forth on SCHEDULE 5.16, each Company has complied in all material respects with all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. Except as set forth on SCHEDULE 5.16, there is no existing law, rule, regulation or order, and neither Company is aware of any proposed law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict Sub from, or otherwise materially adversely affect Sub in, conducting the business of both Companies in the manner heretofore conducted by such Company in any jurisdiction in which such business is now conducted. Each Company possesses all franchises, permits, licenses, certificates and consents required from any governmental or regulatory authority in order for each Company to carry on its business as currently conducted and to own and operate its properties and assets as now owned and operated and all of such licenses and permits are set forth on
SCHEDULE 5.16.


       5.17   EMPLOYEE BENEFITS.

                     (a) Set forth on SCHEDULE 5.17 is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements pursuant to which each Company or its ERISA Affiliates provides (directly or indirectly, individually or jointly through others) benefits or compensation to or on behalf of employees or independent contractors or former employees or former independent contractors of each Company or its ERISA Affiliates, whether formal or informal, whether or not written ("Employee Plan"). On request by Parent, each Company shall furnish a copy of each Employee Plan and a copy of any related materials. Companies will maintain the benefits listed on
SCHEDULE 5.17 in full force and effect through the Effective Date. Except as set forth on SCHEDULE 5.17, Parent shall not have any obligation or liability of any kind or nature for any compensation or benefits of any kind or nature to the employees or consultants of either Company for services rendered prior to the Effective Date.

                     (b) Each Employee Plan covering any present or former employee of either Company which is subject to the continuation health coverage requirements of Section 4980B of the Code or Section 601 of ERISA or any applicable state law has complied with all such requirements for continuation coverage.

                     (c) There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against or with respect to any Employee Plan or the assets of any Employee Plan.

                     (d) Each Employee Plan (and the related trust or funding vehicle, if any) has been administered and maintained in accordance with its terms and with applicable law. Except as set forth on SCHEDULE 5.17(d), each Employee Plan which is intended to be qualified under Section 401 of the Code and each amendment to such plan is subject to a favorable determination letter from the Internal Revenue Service ("IRS") and each such plan has at all times been maintained, by its terms and in operation, in accordance with Section 401 of the Code. The assets of each Employee Plan which is not funded through the general assets of either Company are at least equal to the liabilities under such Employee Plan, and all assets of each Employee Plan are shown on the books and records of such Employee Plan at fair market value. No Employee Plan has unfunded liabilities that as of the Effective Time are not accurately and fully reflected on either Company's Balance Sheet.

                     (e) Neither Company nor any of its respective ERISA Affiliates is or has been a participant in, or is or has been obligated to maintain or to make contributions to, a multi-employer plan (within the meaning of ERISA Section 3(37) and ERISA Section 4001(a)(3)) or an Employee Plan which is subject to Title IV of ERISA. Neither Company nor any of its respective ERISA Affiliates has sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)). Neither Company is obligated to provide post-retirement medical benefits or any other unfunded post-retirement welfare benefits to or on behalf of any persons whatsoever (except the benefits pursuant to the continuation health coverage requirements under
Section 4980B of the Code, ERISA Section 601, or applicable state law).

                     (f) Neither Company nor any of its respective ERISA Affiliates is subject to and, to the best knowledge of each Company, no facts exist which could subject either Company or any of its respective ERISA Affiliates to, any liability whatsoever which is directly or indirectly related to any Employee Plan, including, but not limited to, liability for benefit payments or related claims, any liability for any tax or related penalty under the Code, or liability for any damages or penalties arising under Title I or Title IV of ERISA. No reportable event under Section 4043 of ERISA has occurred or, to the best knowledge of each Company, will occur with respect to such Employee Plan.

                     (g) Termination of or withdrawal from any Employee Plan immediately after the Effective Time would not subject Parent to any liability, tax or penalty whatsoever.

                     (h) The execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under the Employee Plan, including any obligation to make any payment which would not be deductible as an excess golden parachute payment under Section 280G of the Code.

                     (i) All contributions to or under each Employee Plan and all expenses of each Employee Plan are fully deductible for income tax purposes for the taxable year for which such contributions are made or such expenses are paid. All contributions to or under each Employee Plan have been made when due under the terms of such Employee Plan in accordance with applicable law.

                     (j) For purposes of this Section 5.17, the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the term "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with either Company is treated as a single employer under Section 414(b), (c), (m), (o) or (t) of the Code.

       5.18 FIXED ASSETS. SCHEDULE 5.18 contains a true and complete list of all of each Company's fixed assets with a net book value of greater than $1,000.00, whether owned or leased. Except as shown on SCHEDULE 5.18, each Company has good and marketable title to all of its fixed assets, free and clear of all claims, liens, mortgages, charges and encumbrances except as disclosed in the Balance Sheet. All of each Company's fixed assets, whether owned or leased, are adequate and usable for the purposes for which they are currently used, are in good operating condition and repair and have been properly maintained.

       5.19 INSURANCE. Each Company is, and will be through the Closing, insured with insurers in respect of its properties, assets and businesses as set forth on the attached SCHEDULE 5.19. SCHEDULE 5.19 lists the insurance coverage carried by each Company, which insurance will remain in full force and effect with respect to all events occurring prior to the Effective Date. Except as set forth on SCHEDULE 5.19, neither Company (i) has failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) has received notice of cancellation or non-renewal of any such policy or binder, (iii) is aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, (iv) has received notice of any insurance premium which will be materially increased in the future, and (v) is aware of any insurance premium which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

       5.20 ACCOUNTS RECEIVABLE; SHAREHOLDER NOTES. The accounts receivable and other debts due or recorded in the respective records and books of account of each Company as being due to each Company as of the Effective Date, all of which are set forth on SCHEDULE 5.20, arose in the ordinary course of business of each Company, are not subject to any counterclaim or set-off and are fully collectible within 120 days after the Effective Date without resort to litigation and without offset or counterclaim. As of the Closing Date, all notes payable to Shareholders by either Company have been paid in full.

       5.21 OUTSTANDING CONTRACTS. SCHEDULE 5.21 sets forth a description of all existing contracts, agreements, leases, commitments, licenses and franchises, which involve obligations or commitments by each Company of $10,000 or more and are not cancelable by such Company without penalty within 30 days (collectively "Contracts"), whether written or oral, relating to such Company. Each Company has delivered or made available to Parent true, correct and complete copies of all of the Contracts specified on SCHEDULE 5.21 which are in writing, and such schedule sets forth a complete description of all Contracts which are not in writing. All of the Contracts are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 5.21, each Company and, to the best knowledge of each Company, each other party thereto has materially performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Contracts. Neither Company has any present expectation or intention of not fully performing all its obligations under each of the Contracts, and neither Company has any knowledge of any breach or anticipated breach by the other party to any of the Contracts to which such Company is a party. Except as set forth on SCHEDULE 5.21, none of the Contracts has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and neither Company is aware of any intention or right of any party to declare another party to any of the Contracts to be in default. Except as set forth on SCHEDULE 5.21, there exists no actual or, to the best knowledge of either Company, threatened termination, cancellation or limitation of the business relationship of such Company by any party to any of the Contracts.

       5.22 OUTSTANDING LEASES. SCHEDULE 5.22 sets forth a description of each agreement by which each Company leases each parcel of real property (the "Leased Parcels") used in connection with the business (collectively, the "Leases"). Each Company has delivered or made available to Parent true, correct and complete copies of all of the Leases specified on SCHEDULE 5.22. All rents due under the Leases have been paid. All of the Leases are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 5.22, each Company and, to the best knowledge of each Company, each other party thereto has performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Leases. Neither Company has any present expectation or intention of not fully performing all its obligations under each of the Leases, and neither Company has any knowledge of any breach or anticipated breach by the other party to any of the Leases. Except as set forth on
SCHEDULE 5.22, none of the Leases has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and neither Company is aware of any intention or right of any party to declare another party to any of the Leases to be in default. There exists no actual or, to the best knowledge of each Company, threatened termination, cancellation or limitation of the business relationship of such Company with any party to any of the Leases.

       5.23 INTELLECTUAL PROPERTIES. SCHEDULE 5.23 contains an accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications, trade secrets or other confidential proprietary information owned or used by each Company in the operation of the business (collectively the "Intellectual Property"). Except as set forth on SCHEDULE 5.23 and except for commercial software licensed for use on personal computers, each Company owns the entire right, title and interest in and to the Intellectual Property, trade secrets and technology used in the operation of its business and each item constituting part of the Intellectual Property and trade secrets and technology which is owned by each Company has been, to the extent indicated in SCHEDULE 5.23, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark office or such other government entities, domestic or foreign, as are indicated in SCHEDULE 5.23 and such registrations, filings and issuances remain in full force and effect. There have been and are no pending or, to the best knowledge of each Company, threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual Property. There is, to the best knowledge of each Company, no reasonable basis upon which a claim may be asserted against either Company for infringement of any domestic or foreign letters patent, patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, common law trademarks, service marks, service mark registrations or applications, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. To the best knowledge of each Company, no Person is infringing the Intellectual Property.

       5.24   PROPRIETARY INFORMATION OF THIRD PARTIES.

       Except as disclosed on SCHEDULE 5.24, no third party has claimed or, to the best knowledge of either Company, has reason to claim that any Person employed by or consulting with either Company ("Related Person") has (i) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from either Company which suggests that such a claim might be contemplated. Except as disclosed on SCHEDULE 5.24, to the best knowledge of each Company, no Related Person has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and no Related Person has violated any confidential relationship which such person may have had with any third party, in connection with the development or sale of any service of either Company, and neither Company has any reason to believe there will be any such employment or violation.


       5.25 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 5.25, to the best knowledge of each Company, no director, officer or shareholder of either Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a beneficial interest greater than 5% or is an officer, director, trustee, partner or holder of any equity interest greater than 5% (an "Affiliate"), is a party to any transaction with either Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

       5.26   ABSENCE OF UNDISCLOSED LIABILITIES.

                     (a) Except as and to the extent of the amounts specifically reflected or reserved against in the Balance Sheet, or except as set forth on SCHEDULE 5.26, neither Company has any liabilities or obligations of any nature whatsoever due or to become due, accrued, absolute, contingent or otherwise, except for liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice. Neither Company knows of, and has any reason to know of, any basis for the assertion against such Company of any liability or obligation not fully reflected or reserved against in the Balance Sheet.

                     (b) Neither Company is bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a material adverse effect on the business or prospects of such Company.

       5.27 TAXES. AHR has timely filed a valid election to be treated as an S corporation in accordance with the provisions of Section 1361 of the Code, effective for its tax year ended December 31, 1992; PEI has timely filed a valid election to be treated as an S corporation in accordance with the provisions of Section 1361 of the Code, effective for its tax year ended on the Effective Date; and each Company has qualified and shall continue to qualify as an S corporation for all years and periods thereafter until the Effective Time. SCHEDULE 5.27 lists all the states and localities with respect to which each Company is required to file any corporate, income and/or franchise tax returns and sets forth whether each Company is treated as the equivalent of an S corporation by or with respect to each such state and/or locality. Neither Company has engaged in any activity which would disqualify its treatment as an S corporation for those tax purposes. Except as set forth on SCHEDULE 5.27, all federal, state, local and foreign tax returns and tax reports required to be filed by each Company on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. All taxes (including, without limitation, income, accumulated earnings, property, sales, use, franchise, excise, license, value added, fuel, employees' income withholding and social security taxes) which have become due or payable or are required to be collected by each Company or are otherwise attributable to any periods ending on or before the Effective Date and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full or adequately reflected on the Balance Sheet or each Company's books and records in accordance with generally accepted accounting principles on or prior to the Effective Time. Except as set forth on SCHEDULE 5.27, all deposits required by law to be made by each Company with respect to employees' withholding taxes have been duly made, and as of the Effective Time all such deposits due will have been made. Each Company has delivered to Parent true and complete copies of all of such Company's federal and state income tax returns for the fiscal periods ended December 31, 1997, 1996 and 1995 and all reports and results of income tax audits, if any, related thereto. Except as set forth on SCHEDULE 5.27, no examination of any tax return of either Company is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any such tax return.

       5.28   LITIGATION.  Except as set forth on SCHEDULE 5.28, there is no
(i) action, suit, claim, proceeding or investigation pending or, to the best knowledge of each Company, threatened against or affecting either Company (whether or not such Company is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending relating to either Company or (iii) governmental inquiry pending or threatened against or involving either Company, and there is no basis for any of the foregoing. Neither Company has received any opinion or memorandum or legal advice from legal counsel to the effect that such Company is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of such Company. There are no outstanding orders, writs, judgments, injunctions or decrees served upon either Company by any court, governmental agency or arbitration tribunal against such Company. There are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting either Company or the transactions contemplated hereby. Neither Company is in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed on SCHEDULE 5.28, there is no action or suit by either Company pending or threatened against others.

       5.29   ENVIRONMENTAL MATTERS.

                     (a) COMPLIANCE. Each Company and all Leased Parcels are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities with respect to all environmental statutes, rules and regulations. Except as set forth on
SCHEDULE 5.29, neither Company has received notice of, nor does either Company have knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of such Company or such Company's predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance with, or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance. As used in this
Section 5.29, the term "Substance" or "Substances" shall mean any pollutant, contaminant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto. No part of any of the Leased

Parcels has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any corresponding list by any state or local authorities.

                     (b) ENVIRONMENTAL SUBSTANCE LIABILITY. No event has occurred or condition exists or operating practice is being employed that could give rise to liability on the part of either Company, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses and costs of responses, including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal, or response (other than monitoring or transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following (collectively the "Hazardous Activities"):

                            (i)    the handling, storage, use, transportation
or disposal of any Substances in or near or from the Leased Parcels;

                            (ii)   the handling, storage, use, transportation
or disposal of any Substances by either Company or their predecessors which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of either Company or their predecessors;

                            (iii)  any intentional or unintentional emission,
discharge or release of any Substances in or near or from facilities into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities by or on behalf of either Company or their predecessors; or

                            (iv)   the presence of any toxic or hazardous
building materials (including but not limited to friable asbestos or similar substances) in any facilities of either Company, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.


                     (c) ENVIRONMENTAL PERMITS. Each Company has obtained and holds all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local governmental body or agency if any ("Environmental Permits") that are required in connection with the operation by such Company of the Leased Parcels, the discharge or emission of Substances by such Company from the Leased Parcels or the generation, treatment, storage, transportation, or disposal of any such Substances by such Company. Such Environmental Permits, which are described on SCHEDULE 5.29, are currently effective and sufficient for the operation of the Leased Parcels and the business of each Company as currently conducted and intended to be conducted. Each Company is in compliance with all terms and conditions of the Environmental Permits, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to each Company.


                     (d) DELIVERIES. Each Company has delivered to Parent true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by either Company pertaining to Substances or Hazardous Activities in, on, or under the Leased Parcels or concerning compliance by either Company or any other Person for whose conduct they are or may be held responsible, with environmental statutes, rules and regulations.

       5.30   INVENTORY.  Neither Company has any inventory.


       5.31   YEAR-2000 COMPLIANCE.

                     (a) SCHEDULE 5.31 contains a true and complete list of all Systems (as hereinafter defined), and each System is Year-2000 Compliant (as hereinafter defined) to the extent indicated on SCHEDULE 5.31.

                     (b) As used throughout this Agreement, the following definitions shall have the following meanings:

                                   (1)    "External Systems" shall mean all
services which are provided to either Company by third parties and which are dependent on information technology, including, but not limited to, any external payroll, accounting, or tax filing services or any checking, savings, or other financial services.

                                   (2)    "Internal Systems" shall mean all
technology products and systems generally operated or controlled in-house by either Company, or its employees, agents, or independent contractors including, but not limited to, computers, computer networks, telephone systems, voicemail systems, intercom systems, pager systems, and software applications.

                                   (3)    "Licensed Systems" shall mean all
products and systems developed by or for either Company which are licensed, sold, distributed, or otherwise transferred by either Company to third parties.

                                   (4)    "System" or "Systems" shall mean
any, all, or any combination of any Internal System, External System, or Licensed System.

                                   (5)    "Year-2000 Compliant" shall mean,
with respect to each System, that such System is designed to be used before, during, and after the calendar year 2000 A.D. and will accurately accept date input and process, store, and output date data and date-related data, including, without limitation, calculating, comparing, sorting, and sequencing such data and calculating leap years before, during, and after the calendar year 2000 A.D. without any manual intervention.

       5.32 DISCLOSURE. All Documents delivered or to be delivered by or on behalf of either Company in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by either Company herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to either Company which materially and adversely affects the business, prospects or financial condition of such Company or its properties or assets, which has not been set forth in the Documents.

       5.33 TAX AND REGULATORY MATTERS. Neither Company nor any Affiliate thereof has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any consents of any federal, state, county, local or other governmental or regulatory agencies having jurisdiction over the parties or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(a).

                                      ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

       Each of the Shareholders represents and warrants to Parent as follows:


       6.1 OWNERSHIP OF SHARES. Each Shareholder individually represents and warrants as to himself (a) that such Shareholder owns the shares of Company Common Stock listed opposite such Shareholder's name on SCHEDULE 6.1 hereto, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations of every kind ("Claims"), and (b) that the delivery to Parent of the Common Stock pursuant to the provisions of this Agreement will transfer to Parent valid title thereto, free and clear of all Claims.

       6.2 AUTHORITY AND APPROVAL; NO BREACH BY AGREEMENT. Each Shareholder individually represents and warrants as to himself (a) that such Shareholder has full legal power, capacity and authority to execute, deliver and perform this Agreement and the other Documents and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Documents have been duly and validly executed and delivered by such Shareholder and constitute valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their terms. No notice to, filing with, or consent of, any public body or authority or other Person is necessary for the consummation by such Shareholder of the transactions contemplated in this Agreement. Execution of this Agreement by such Shareholder shall constitute such Shareholder's written consent to approval of this Agreement and Plan of

Merger in such Shareholder's capacity as a holder of shares of Company Common Stock, and such Shareholder hereby waives receipt of any further notice of the Merger, including notice of the availability of dissenters' rights.

       6.3 PURCHASE FOR INVESTMENT; RESTRICTED SECURITIES. Each Shareholder individually represents and warrants as to himself (a) that such Shareholder is acquiring shares of Parent Common Stock for investment and not with a present view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the shares of Parent Common Stock so acquired; (b) that such Shareholder has no present plan or intention to sell, exchange or otherwise dispose of any of the shares of Parent Common Stock received in the Merger; and (c) such Shareholder acknowledges that (i) the shares of Parent Common Stock are not and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), and (ii) that Parent does not file periodic reports with the Securities and Exchange Commission pursuant to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended.

       6.4 BROKER'S OR FINDER'S FEES. Except as set forth on SCHEDULE 6.4, no agent, broker, person or firm acting on behalf of the Shareholders or either Company is, or will be, entitled to any commission or broker's or finder's fees from the Shareholders or either Company, or from any person controlling, controlled by or under common control with the Shareholders or either Company, in connection with any of the transactions contemplated herein.

                                      ARTICLE 7

                      REPRESENTATIONS AND WARRANTIES OF PARENT

       Parent hereby represents and warrants to Companies and the Shareholders as follows:


       7.1 ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on Parent's ability to perform its obligations under this Agreement.

       7.2 CORPORATE POWER AND AUTHORITY. Parent has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents. The execution, delivery and performance of the Documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of Parent. The Documents to be executed and delivered by Parent have been duly executed and delivered by, and constitute the legal, valid and binding obligations of Parent enforceable against Parent in accordance with their terms.

       7.3 VALIDITY, ETC. Neither the execution and delivery by Parent of this Agreement and the other Documents, the consummation by Parent of the transactions contemplated hereby or thereby, nor the performance by Parent of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to Parent,
(ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which Parent is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent.

       7.4 CAPITAL STOCK. The authorized capital stock of Parent consists of (a) 100,000,000 shares of Parent Common Stock, of which 12,762,957 shares were issued and outstanding as of May 30, 1998 and (b) 50,000,000 shares of $.001 par value preferred stock, of which no shares were issued and outstanding as of May 30, 1998. All of the issued and outstanding shares of Parent Capital Stock are, and all of the shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Parent Capital Stock has been, and none of the shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Parent.

       7.5 AUTHORITY OF SUB. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California as a wholly owned subsidiary of Parent. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by Parent free and clear of any Claims. Sub (a) has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents and to consummate the transactions contemplated hereby and thereby and (b) has taken all necessary corporate and shareholder action to authorize and approve the execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Documents have been duly and validly executed and delivered by Sub and constitute valid and binding obligations of Sub, enforceable against Sub in accordance with their terms.

       7.6 TAX AND REGULATORY MATTERS. Neither Parent nor any Affiliate thereof has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any consents of any federal, state, county, local or other governmental or regulatory agencies having jurisdiction over the parties or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(a).

       7.7 DISCLOSURE STATEMENT. Parent's Disclosure Statement, dated June 25, 1998, which has been previously delivered to the Shareholders is true, complete and correct in all material respects.

       7.8 DISCLOSURE. All Documents delivered or to be delivered by or on behalf of Parent in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by Parent herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to Parent which may have a material adverse effect on Parent's ability to pay its obligations under this Agreement, which has not been set forth in the Documents.

       7.9 BROKER'S OR FINDER'S FEES. Except as set forth on SCHEDULE 7.9, no agent, broker, person or firm acting on behalf of Parent is, or will be, entitled to any commission or broker's or finder's fees from Parent, or from any person controlling, controlled by or under common control with Parent, in connection with any of the transactions contemplated herein.

                                      ARTICLE 8

                               ADDITIONAL AGREEMENTS

       8.1 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, each Company shall and Parent shall cause Sub to execute and file the Agreement of Merger with the California Secretary of State in connection with the Closing.

       8.2 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each party hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either party hereto from exercising its rights under this Agreement. Each party hereto shall use its reasonable efforts to obtain all consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

       8.3    INVESTIGATION AND CONFIDENTIALITY.

                     (a) Prior to the Effective Time, each party hereto shall keep the other party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other party to make or cause to be made such investigation of the business and properties of it and of its financial and legal conditions as the other party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a party shall affect the representations and warranties of the other party.


                     (b) Each party hereto shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other party concerning its and its subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. For purposes hereof, the term "confidential information" does not include any information which at the time of disclosure to the receiving party was or thereafter became publicly available or a matter of public knowledge, without a breach of this Agreement by the receiving party, or was disclosed by the receiving party pursuant to a requirement of law, or in response to a court order, subpoena or governmental authority.

       8.4 PRESS RELEASES. Prior to the Effective Time, each Company and Parent shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this
Section 8.4 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by law.

       8.5 NO SOLICITATION. Except with respect to this Agreement and the transactions contemplated hereby, neither Company, nor any Shareholder, shall solicit or enter into discussions with any third party (a) to purchase any shares of capital stock of either Company or an option or warrant to purchase shares of such capital stock or any securities convertible into such capital stock, (b) to make an offer of any kind for any shares of such capital stock,
(c) purchase all or a substantial portion of the assets of either Company or
(d) to merge, consolidate, engage in a share exchange or otherwise combine with either Company.

       8.6 SHAREHOLDER RELEASES. Each Shareholder hereby releases and forever discharges each Company and its officers, directors, employees and insurers, and their respective successors and assigns, and each of them (hereinafter individually and collectively, the "Releasees") of and from any and all claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation of law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the Effective Time; excluding, however, (i) claims arising under this Agreement and the transactions contemplated hereby, and
(ii) compensation and other employee benefits accrued but not yet payable as reflected on the books and records of each Company (the "Released Claims"). Each Shareholder represents and warrants that no Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Released Claims of such Shareholder released herein are owned by such Shareholder, who has the sole authority to release them. Each Shareholder agrees that such holder shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative, or otherwise, or otherwise attempting to collect or enforce any Released Claims which are released and discharged herein.

       8.7 ACCOUNTING AND TAX TREATMENT. Each party undertakes and agrees to use its reasonable efforts to cause the Merger to qualify for treatment as a "reorganization" within the meaning of Section 368(a), including Section 368(a)(1)(A) and (a)(2)(D), of the Code for federal income tax purposes, and each party covenants and agrees that each representation made by such party in the certificates executed by or on behalf of such party and attached to the tax opinion of Stites & Harbison referred to in Section 9.1(c) is true and correct. Notwithstanding the foregoing, no party shall have any liability to any other party in the event the Merger ultimately is determined not to qualify as a "reorganization" within the meaning of Section 368(a) of the Code as a result of a breach of any covenant or representation in such certificates by the Shareholders.

       8.8 CHARTER PROVISIONS. Each Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of each

Company or restrict or impair the ability of Parent or any of its subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of each Company that may be directly or indirectly acquired or controlled by them.

       8.9    CERTAIN TAX RETURNS OF EACH COMPANY.  For income tax purposes,
(i) the status of each Company as an "S Corporation" shall continue until the Effective Time of the Merger, (ii) each Company's final S corporation tax year will end at the Effective Time. The Shareholders shall cause to be prepared and filed all income tax returns of each Company (including IRS Form 1120S and Schedule K-1(1120S) and similar state tax returns) for the tax year ending at the Effective Time, as well as for the tax year ended December 31, 1997 (if not filed before the Effective Time). Parent and each Company (and not the Shareholders) shall be responsible for the preparation and filing of all income tax returns and the payment of all income taxes of each Company for its tax year beginning on the day on which the Effective Time occurs and all subsequent periods.

       8.10 WORKING CAPITAL. The Companies shall have net current assets at the closing sufficient to provide working capital for their on-going businesses. For purposes of this Agreement, "net current assets" shall mean current assets in excess of current liabilities.

       8.11 LANDLORD CONSENTS. The Shareholders shall, on or before the expiration of thirty (30) days after the Effective Time, cause the Company to obtain from its landlords (to the extent required under the pertinent premises lease) written consent to the assignment of said leases to the Parent which assignment is deemed to have resulted from the transactions contemplated by this Agreement.

       8.12 AUDITED FINANCIAL STATEMENTS. The Shareholders shall furnish to Parent, as soon as practical and at Shareholders' expense (up to a maximum amount of $29,333), audited financial statements of each Company for the three (3) fiscal years ending December, 1997, 1996 and 1995, as prepared by an accounting firm selected by Parent.

                                      ARTICLE 9

                 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

       9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both parties:

                     (a) CONSENTS AND APPROVALS. Each party shall have obtained any and all consents required for consummation of the Merger or for the preventing of any default under any contract or permit of such party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on such party. No consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Parent would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

                     (b) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                     (c) TAX MATTERS. Each party shall have received a written opinion of counsel from Stites & Harbison, in form reasonably satisfactory to such parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) the exchange in the Merger of Company Common Stock for Parent Common Stock will not give rise to gain or loss to the shareholders of either Company with respect to such exchange (except with respect to any cash received), and (iii) none of Companies, Sub or Parent will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of each Company, the Shareholders and Parent reasonably satisfactory in form and substance to such counsel.

       9.2 CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Parent:

                     (a)    REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of each Company and the Shareholders herein contained shall be true in all material respects as stated herein, both when made and with the same effect as though made again as of the Effective Time except to the extent of changes permitted by this Agreement. Each Company and the Shareholders shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by each Company and the Shareholders prior to the Effective Time.

                     (b) CERTIFICATES. Each Company and the Shareholders shall have delivered to Parent (i) a certificate, dated as of the Effective Time and signed on each Company's behalf by its president and secretary and signed by each Shareholder, to the effect that the conditions set forth in
Section 9.1 as relates to each Company and the Shareholders and in Section 9.2(a) have been satisfied, and (ii) certified copies of resolutions duly adopted by each Company's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Parent and its counsel shall request.

                     (c) TAX CLEARANCE. Each Company shall have delivered to Parent a certificate of satisfaction from the California Franchise Tax Board stating that all taxes imposed by the California Bank and Corporation Tax Law have been paid or secured in a form acceptable to Parent and the California Secretary of State in accordance with Section 1103 of the CGCL.

       9.3 CONDITIONS TO OBLIGATIONS OF EACH COMPANY AND SHAREHOLDERS. The obligations of each Company and the Shareholders to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by each Company:

                     (a)    REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of Parent herein contained shall be true in all material respects as stated herein, both when made and with the same effect as though made again as of the Effective Time except to the extent of changes permitted by the terms of this Agreement. Parent shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Parent prior to the Effective Time.

                     (b) CERTIFICATES. Parent shall have delivered to each Company and the Shareholders (i) a certificate, dated as of the Effective Time and signed on its behalf by its president and secretary, to the effect that the conditions set forth in Section 9.1 as relates to Parent and in Section 9.3(a) have been satisfied, and (ii) certified copies of resolutions duly adopted by Parent's Board of Directors and Sub's Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as each Company and its counsel shall request.

                                     ARTICLE 10

                                  INDEMNIFICATION

       10.1 SURVIVAL. Except as set forth on SCHEDULE 3.6 hereto, all representations and warranties in this Agreement and the other Documents shall survive the Merger and any investigation at any time made by or on behalf of any party for a period of two years and all such representations and warranties shall expire on the second anniversary of the Effective Date, except that (a) claims, if any, asserted in writing prior to such second anniversary identified as a claim for indemnification pursuant to this
Article 10 shall survive until finally resolved and satisfied in full; (b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1, 2003 and until finally resolved and satisfied in full if asserted on or prior to February 1, 2003; and (c) tax or environmental claims arising from a breach of Section 5.27 or Section 5.29, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. The representations and warranties shall not be affected or otherwise diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

       10.2 INDEMNIFICATION BY EACH COMPANY AND SHAREHOLDERS. Subject to the terms herein, each Company and the Shareholders shall jointly and severally indemnify, defend, and hold Parent and the respective officers, directors, and employees of Parent, and their successors and assigns (the "Shareholders' Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys' fees (the "Damages"), arising out of or in any manner incident, relating or attributable to:

                     (a) Any inaccuracy in any representation or breach of any warranty of either Company or the Shareholders contained in this Agreement;

                     (b) Any failure by either Company or the Shareholders to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement;

                     (c) Reliance by Parent on any books or records of either Company or written information furnished to Parent pursuant to this Agreement by or on behalf of such Company or the Shareholders in the event that such books and records or written information are false or otherwise materially inaccurate; or

                     (d) Liabilities or obligations of, or claims against, either Company or Parent (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the business prior to the Effective Time or facts and circumstances relating specifically to the business, the Leased Parcels, or either Company existing at or prior to the Effective Time, including but not limited to matters set forth on SCHEDULE 5.28, whether or not such liabilities, obligations or claims were known on such date, excluding only liabilities set forth in the Balance Sheet and liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice.

       Provided, however, the Shareholders' Indemnitees shall not be entitled to indemnification or offset hereunder until Damages in total exceed $10,000 and then only to the extent of aggregate Damages in excess of $10,000; PROVIDED FURTHER, HOWEVER, such deductible shall not apply to any Damages arising from a breach of Sections 5.27, 5.28, 6.1, or 6.2, respectively.


       10.3 NOTICE TO SHAREHOLDERS, ETC. If any of the matters as to which the Shareholders' Indemnitees are entitled to receive indemnification under
Section 10.2 should entail litigation with or claims asserted by parties other than either Company, Shareholders' Agent shall be given fifteen (15) days notice thereof and shall have the right, at the Shareholders' expense, to control such claim or litigation upon fifteen (15) days notice to Parent of his election to do so. To the extent requested by Shareholders' Agent, Parent, at its expense, shall cooperate with and assist Shareholders' Agent, in connection with such claim or litigation. Parent shall have the right to appoint, at its expense, single counsel to consult with and remain advised by the Shareholders in connection with such claim or litigation. Shareholders' Agent shall have final authority to determine all matters in connection with such claim or litigation; PROVIDED, HOWEVER, that Shareholders' Agent shall not settle any third party claim without the consent of Parent, which shall not be unreasonably denied or delayed.

       10.4 INDEMNIFICATION BY PARENT. Parent shall indemnify, defend, and hold the Shareholders and their heirs, executors and legal representatives ("Parent's Indemnitees") harmless from, against and with respect to any Damages, arising out of or in any manner incident, relating or attributable to:

                     (a) Any inaccuracy in any representation or breach of warranty of Parent contained in this Agreement;

                     (b) Any failure by Parent to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under any of the Documents;

                     (c) Reliance by the Shareholders on any books or records of Parent or reliance by the Shareholders on any written information furnished to the Shareholders or either Company pursuant to this Agreement by or on behalf of Parent in the event that such books and records or written information are false or otherwise materially inaccurate; and

                     (d) The operation of each Company subsequent to the Effective Time.

       Provided, however, Parent's Indemnitees shall not be entitled to indemnification hereunder until Damages in total exceed $10,000 and then only to the extent of aggregate damages in excess of $10,000.


       10.5 NOTICE TO PARENT, ETC. If any of the matters as to which Parent's Indemnitees are entitled to receive indemnification under Section
10.4 should entail litigation with or claims asserted by parties other than Parent, Parent shall be given fifteen (15) days notice thereof and shall have the right, at its expense, to control such claim or litigation upon fifteen
(15) days notice to the Shareholders' Agent of its election to do so. To the extent requested by Parent, Shareholders' Agent, at the expense of the Shareholders, shall cooperate with and assist Parent, in connection with such claim or litigation. Shareholders' Agent shall have the right to appoint, at their expense, single counsel to consult with and remain advised by Parent in connection with such claim or litigation. Parent shall have final authority to determine all matters in connection with such claim or litigation; PROVIDED, HOWEVER, that Parent shall not settle any third party claim without the consent of Shareholders' Agent, which shall not be unreasonably denied or delayed.

       10.6   SURVIVAL OF INDEMNIFICATION.  Except as set forth on SCHEDULE
3.6 hereto, the obligations to indemnify and hold harmless pursuant to this
Article 10 shall survive the Effective Time of the Merger, for a period of two years, notwithstanding any investigation at any time made by or on behalf of any party, except that (a) claims, if any, asserted in writing prior to such second anniversary identified as a claim for indemnification pursuant to this Article 10 shall survive until finally resolved and satisfied in full;
(b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1, 2003 and until finally resolved and satisfied in full if asserted on or prior to February 1, 2003; and (c) tax or environmental claims arising from a breach of Section 5.27 or Section 5.29, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. As used in this Article 10, the term "Year-2000 Indemnification Obligations" shall mean each Company's and Shareholders' obligation to indemnify, defend, and hold the Shareholders' Indemnitees harmless from, against and with respect to any Damages arising out of or in any manner incident, relating or attributable to (i) any claim or allegation that any Licensed System is not Year-2000 Compliant and (ii) any claim arising from a breach of
Section 5.31.

       10.7 OFFSET. The Shareholders acknowledge and agree that Parent shall be entitled to offset any indemnity claim under Section 10.2 against any payment due to the Shareholders under Section 3.6 hereunder. Parent shall deliver to each Shareholder written notice not less than fifteen (15) days prior to exercising its right of offset pursuant to this Section 10.7, which notice shall set forth in reasonable detail Parent's basis for exercising its right of offset and the amount of the proposed offset. If within fifteen (15) days of receiving Parent's notice of its intent to exercise its right of offset either Shareholder delivers to Parent written notice setting forth such Shareholder's objection to Parent's exercise of its right of offset, then Parent shall place into an interest-bearing escrow account the amount of the proposed offset, which amount, along with all accrued interest, shall be distributed to the Parent or the Shareholders or both, as appropriate, upon resolution of such dispute or upon the written consent of Parent and such Shareholder's. Neither the exercise of nor the failure to give a notice of a Claim shall constitute an election of remedies nor limit Indemnitee in any manner in the enforcement of any other remedies that may be available to it.

                                      ARTICLE 11

                                   MISCELLANEOUS

       11.1 KNOWLEDGE OF EACH COMPANY. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of each Company, each Company confirms that it has made due and diligent inquiry of its President and other officers as to the matters that are the subject of such representation and warranty.

       11.2 KNOWLEDGE OF PARENT. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best of knowledge of Parent, Parent confirms that it has made due and diligent inquiry of its President as to the matters that are the subject of such representations and warranties.

       11.3 "PERSON" DEFINED. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

       11.4 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

       If to Parent:

              ThermoView Industries, Inc.
              1101 Herr Lane
              Louisville, Kentucky  40222
              Attn:  Stephen A. Hoffmann, President
              Fax No:  (502) 425-5603

       With a copy to:

              Stites & Harbison
              400 W. Market Street, Suite 1800
              Louisville, Kentucky  40202
              Attn:  Cynthia L. Coffee, Esq.
              Fax No:  (502) 587-6391

       If to Companies:

              American Home Remodeling
              16147 Valerio Street
              Van Nuys, California  91406
              Attn: Harinder S. ("Tony") Ahuja
              Fax No:  (818) 373-7575

       If to Shareholders:

              Harinder S. Ahuja
              17351 Sunset Blvd., Suite 401
              Pacific Palisades, CA 90272
              Fax No:
                     ----------------------

              and

              Alan B. Fishman
              19710 Superior St.
              Chatsworth, CA 91311
              Fax No:
                     ----------------------

       With a copy to:

              Gordon Benson, Esq.
              16830 Ventura Boulevard, Suite 500
              Encino, California 91436
              Fax No:  (818) 788-6759

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties.

       11.5 ENTIRE AGREEMENT. This Agreement and the other Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the other Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

       11.6 MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

       11.7 ASSIGNMENT/BINDING EFFECT. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the
prior written consent of the other parties.   This Agreement shall be binding
upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

       11.8 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

       11.9 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of California without giving effect to the conflict of law principles thereof.

       11.10 ARBITRATION. Any dispute or difference between the parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a panel of three qualified arbitrators. Shareholders' Agent, on the one hand, and Parent, on the other, shall each choose an arbitrator and the third shall be chosen by the two so chosen. If either Shareholders' Agent or Parent fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by either Shareholders' Agent, on the one hand, or Parent, on the other, making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Los Angeles, California. All arbitration proceedings shall be held in Los Angeles, California. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

       11.11 SEVERABILITY. In the event that any arbitral tribunal of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such arbitral tribunal determines it enforceable, and as so limited shall remain in full force and effect. In the event that such arbitral tribunal shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

       11.12  INTERPRETATION.  The parties hereto acknowledge and agree that:
(i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

       11.13 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

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

       11.14 RELIANCE. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained herein.

       11.15 EXPENSES. Each party shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) incurred in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

       11.16 GENDER. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity or the context may require.

       11.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


       IN WITNESS WHEREOF, Parent, Sub, AHR and PEI have each caused its duly authorized officer to execute this Agreement and the Shareholders have executed this Agreement as of the date first above written.

                                   THERMOVIEW INDUSTRIES, INC.


                                   By:    /s/ Stephen A. Hoffmann
                                          ------------------------------
                                          Stephen A. Hoffmann, President


                                   THERMOVIEW/AHR MERGER CORP.


                                   By:    /s/ Stephen A. Hoffmann
                                          ------------------------------
                                          Stephen A. Hoffmann, President










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

                                   AMERICAN HOME REMODELING


                                   By:    /s/ Harinder S. Ahuja
                                          -----------------------------
                                          Harinder S. Ahuja, President


                                   PACIFIC EXTERIORS, INCORPORATED


                                   By:    /s/ Harinder S. Ahuja
                                          ---------------------------------
                                          Harinder S. Ahuja, Vice President

                                   SHAREHOLDERS:


                                          /s/ Harinder S. Ahuja
                                          ---------------------------------
                                          Harinder S. Ahuja


                                          /s/ Alan S. Fishman
                                          ---------------------------------
                                          Alan S. Fishman










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